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                                                                     EXHIBIT 7.2

                                VOTING AGREEMENT

     THIS VOTING AGREEMENT (this "Agreement") is made as of the 31st day of May 2002, by and among William Lyon ("Lyon") and Wade H. Cable and Susan M. Cable, Trustees of the Cable Family Trust (the "Cable Trust") and Wade H. Cable, individually, with reference to the following facts:

                                    RECITALS

     A. Lyon and the Cable Trust are currently shareholders of William Lyon Homes, a Delaware corporation (the "Company").

     B. The Cable Trust currently owns 233,793 shares of the Company's Common Stock and Wade H. Cable has options to purchase 50,000 shares of the Company's Common Stock under the Company's stock option program. For the purposes of this Agreement, the Cable Trust and Cable shall be collectively referred to as "Cable," and the Company Common Stock that the Cable Trust currently owns and hereafter acquires or controls (directly or indirectly), and any Common Stock that Wade H. Cable hereafter acquires or controls (directly or indirectly), in each case whether through the exercise of stock options, purchases on the open market or otherwise shall hereinafter be referred to as the "Cable Stock."

     C. Cable has agreed to vote the Cable Stock as instructed by Lyon in accordance with the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereto agree as follows:

     1. Voting Agreement. From and after the date of this Agreement and ending
        ----------------
on the Termination Date (as such term is define in Section 4 below), at any meeting of the holders of Common Stock of the Company, however called, or in any other circumstance upon which the vote, consent, or other approval of some or all of the holders of the Company's Common Stock is sought, Cable hereby agrees to vote (or cause to be voted) the Cable Stock on all matters, including, but not limited to, extraordinary transactions, the election of directors, and changes to the charter documents, in accordance with the instructions of Lyon. Lyon hereby agrees to vote the shares of the Company's Common Stock that he owns in the same manner that he has instructed Cable to vote the Cable Stock. In addition to the other covenants and agreements of Cable provided elsewhere in this Agreement, Cable shall not enter into any agreement, arrangement, or understanding with any person or entity to do any of the foregoing, or the effect of which would be inconsistent or violate the provision of this Agreement.

     2. Stockholder Capacity. Nothing contained herein shall in any way restrict
        --------------------
or limit Cable from taking any action in any capacity he may have as a director or officer of the Company or otherwise fulfilling any fiduciary duties that he may have as a director or officer of the Company. Cable is entering into this Agreement solely in his capacity as a stockholder of the Company and the beneficial owner of the Cable Stock. Nothing contained herein shall be

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deemed to constitute a transfer of the beneficial ownership of the Cable Stock by Cable. Except as provided by this Agreement, Cable shall have the full rights of a shareholder with respect to the Cable Stock.

     3. Further Cooperation. Cable and Lyon agree to execute any further
        -------------------
documents reasonably necessary to effectuate the terms and conditions of this Agreement or to comply with federal or state securities laws including, without limitation, a Schedule 13D for filing with the Securities and Exchange Commission.

     4. Termination. This Agreement shall terminate upon that date that either
        -----------
Lyon or Cable no longer owns, holds or controls, directly or indirectly, any Common Stock of the Company (the "Termination Date").

     5. Amendments and Waivers. Any term hereof may be amended and the
        ----------------------
observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the parties.

     6. Entire Agreement. This Agreement constitutes the entire agreement among
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the parties with regard to the subject hereof, and this Agreement supersedes any and all prior negotiations, correspondence, understandings and agreements among the parties respecting the subject matter hereof.

     7. Severability. Whenever possible, each provision of this Agreement shall
        ------------
be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     8. Governing Law and Venue. This Agreement shall be governed by and
        -----------------------
construed under the laws of the State of Delaware. The parties hereby agree that any action, suit or proceeding arising in connection with this Agreement shall be brought only in a court of competent jurisdiction located in Orange County, California, and such court shall apply Delaware law with respect to such action, suit or proceeding.

     9. Notices. Unless otherwise provided, any notice required or permitted
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under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified by hand or professional courier service, two (2) days after deposit with the United States Post Office, by registered or certified mail, postage prepaid, or one (1) day after deposit with a nationally recognized overnight delivery service, postage prepaid, and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

     10. Equitable Remedies. Lyon and Cable each acknowledge and agree that the
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legal remedies available to each party in the event any party violates the covenants and agreements made in this Agreement would be inadequate and that each party shall be entitled, without


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posting any bond or other security, to temporary, preliminary, and permanent injunctive relief, specific performance and other equitable remedies in the event of such a violation, in addition to any other remedies which such party may have at law or in equity.

     11. Counterparts. This Agreement may be executed in any number
         ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     12. Acknowledgement by Cable. Cable hereby acknowledges and agrees that
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Lyon is relying on the agreements made by Cable in this Agreement, and that if
Cable did not enter into this Agreement, Lyon would have attempted to enter into similar agreements with other shareholders of the Company.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year hereinabove first written.

                            /s/ WILLIAM LYON
                            --------------------------------------------
                            WILLIAM LYON
                            Address: 4490 Von Karman
                                     Newport Beach, California 92660

                            /s/ WADE H. CABLE
                            --------------------------------------------
                            WADE H. CABLE, individually and as Trustee of
                            the Cable Family Trust
                            Address: 1 Pinehurst Lane
                                    --------------------------------------------
                                     Newport Beach, California 92660
                                    --------------------------------------------

                            /s/ SUSAN M. CABLE
                            --------------------
                            SUSAN M. CABLE, Trustee of the Cable Family Trust
                            Address: 1 Pinehurst Lane
                                    --------------------------------------------
                                     Newport Beach, California 92660
                                    --------------------------------------------

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